Exhibit 99.1

Conference Call and Webcast

Today, May 2, 2017 at 10:00 a.m. ET

719/325-4767, conference ID 6898633 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP FIRST QUARTER NET REVENUE INCREASES 95.7%

TO $53.7 MILLION REFLECTING CONTRIBUTIONS FROM NEWLY ACQUIRED STATIONS

NAPLES, Florida, May 2, 2017 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three month period ended March 31, 2017.

On November 1, 2016, Beasley acquired 18 radio stations (net of divestitures) (“the Greater Media stations”). The actual results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the acquired Greater Media stations. On January 6, 2017 we completed the sale of WFNZ-AM and three Greater Media stations in Charlotte, and as a result the first quarter does not reflect any contribution from these stations. The 2017 and 2016 first quarter and pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the aforementioned Charlotte stations, as if the transaction had been completed on January 1, 2016.

Summary of First Quarter Results (actual)

In millions, except per share data	Three Months Ended March 31,
	2017	2016
Net revenue	$53.7	$27.5
Station operating income (SOI - non-GAAP)	9.8	7.5
Operating income	11.5	4.1
Net income	7.5	1.8
Net income per diluted share	$0.27	$0.08

The $26.3 million, or 95.7%, year-over-year increase in net revenue during the three months ended March 31, 2017, reflects the operation of stations in Boston, Philadelphia, Detroit and New Jersey acquired from Greater Media, partially offset by the impact of the comparison with political revenue in the year ago quarter.

Station Operating Income (SOI, a non-GAAP financial measure), rose 31.1% year-over-year in the first quarter of 2017. The increase in SOI reflects the operations of the Greater Media stations and comparable quarterly net revenues at Beasley’s existing stations versus the 2016 period, which does not include the Greater Media stations.

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Beasley Broadcast Group, 5/2/17	page 2

Operating income of $11.5 million in the first quarter of 2017, an increase of approximately $7.4 million over the comparable 2016 period, is primarily attributable to the increase in station operating income and an additional $7.5 million gain on the acquisition of the Greater Media stations due to an increase in the Company’s stock price which increased the fair value of certain preliminary purchase price accounting items. The Company also incurred an additional $0.5 million of pre-tax merger expenses in the first quarter, while first quarter interest expense increased approximately $3.8 million related to the financing of the Greater Media acquisition. As a result of these factors, net income per diluted share increased to $0.27 per diluted share in the three months ended March 31, 2017 compared to $0.08 per diluted share in the three months ended March 31, 2016.

Net income for the 2017 first quarter of $7.5 million compared to net income of $1.8 million a year ago, with the increase primarily attributable to the gain on acquisition and other contributions to operating income described above. The purchase price allocation which resulted in the $7.5 million gain on merger recorded in the first quarter of 2017 is preliminary and the figure is expected to be finalized the second or third quarter of 2017.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Our first quarter revenue, SOI and net income growth reflect the contributions from the Greater Media stations, partially offset by the absence of political revenue and softer national revenue trends. On a reported basis, the 95.7% increase in consolidated first quarter net revenue drove SOI growth of 31.1%. Pro forma revenue was down 5.7%, or $3.3 million, of which approximately $1.0 million was attributable to the lack of political revenue, with the remainder attributable to transitional matters related to the Greater Media stations as well as lower national revenues. This was partially offset by a 5.7% reduction in pro-forma first quarter operating expenses.

“In the first quarter, we continued to execute on our integration strategy focused on strong local programming to support our goals of ratings and market leadership at the newly acquired stations, while implementing our operating disciplines and SOI margin expansion. Reflecting the early success of our cost-reduction initiatives on a stand-alone basis, operating expenses for the Greater Media stations decreased by 9.0%, resulting in a 42.4% year-over-year increase in first quarter SOI. We believe we remain on track to complete the integration and realize the significant financial and operating synergies expected from this transaction within 12 to 18 months from the acquisition date.

“On a stand-alone basis, Beasley legacy station revenue declined by $2.0 million, with approximately 35% of the decline related to the absence of political revenue and the remainder partially attributable to the reformatting of a station in Tampa-St. Petersburg market. The Greater Media properties had a first quarter revenue decline of approximately 4.0% on a stand-alone basis, which was attributable to the political spending levels, as well as certain specific integration-related issues particularly in Philadelphia and declines in national revenues.

“With the financing of the Greater Media acquisition, our total outstanding debt as of March 31, 2017, was approximately $240 million, compared to $268 million at December 31, 2016. We made voluntary debt repayments of $4.0 million in the first quarter and applied all of the $24.0 million in net proceeds from our Charlotte cluster divestiture toward debt reduction. In February, we entered into an agreement to divest our Greenville-New Bern-Jacksonville cluster for $11 million. That divestiture is expected to close shortly and we intend to further reduce debt and leverage with the majority of the net proceeds from that transaction.

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Beasley Broadcast Group, 5/2/17	page 3

“Throughout 2017, we will continue our strategic priorities of realizing the synergy targets and integration goals for the newly acquired stations, reducing debt and leverage, improving top and bottom-line performance, returning capital to shareholders through our quarterly cash dividend program, and further diversifying our revenue streams. As the number one reach medium with 93% of the U.S. population tuning in weekly, we remain highly confident in the radio industry. We look forward to realizing the strategic benefits of the Greater Media transaction in 2017 and remain confident that our ongoing initiatives to drive sales, productivity and efficiency across our platform, combined with prudent management of our capital structure, is a proven formula for sustained long term financial growth and the creation of shareholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, May 2, 2017, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/325-4767, conference ID 6898633 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, May 2, 2017. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 56th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Pro forma for the completion of announced divestitures, Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 18.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on the our advertising revenues and results of operations;

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Beasley Broadcast Group, 5/2/17	page 4

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability to successfully combine our business with Greater Media’s business and the potential for unexpected delays, costs, or liabilities relating to the integration of Greater Media;

•	the incurrence of significant Merger-related fees and costs;

•	the risk that the Merger may prevent us from acting on future opportunities to enhance stockholder value;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of our content, particularly our radio programs;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill, including those assets recorded due to the Merger, could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media; and

•	other economic, business, competitive, and regulatory factors affecting our businesses.

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of May 2, 2017, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 5/2/17	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net revenue	$53,740,551	$27,454,947

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1)	43,949,594	19,986,291
Corporate general and administrative expenses (including stock-based compensation) (2)	3,230,097	2,500,957
Merger expenses	450,833	—
Other operating expenses	328,247	—
Depreciation and amortization	1,502,837	839,406
Loss on disposition	269,456	—
Gain on merger	(7,533,292)	—

Total operating expenses	42,197,772	23,326,654
Operating income	11,542,779	4,128,293
Non-operating income (expense):
Interest expense	(4,827,339)	(988,524)
Other income (expense), net	356,198	(39,641)

Income before income taxes	7,071,638	3,100,128
Income tax expense (benefit)	(414,858)	1,279,375

Net income	$7,486,496	$1,820,753

Basic and diluted net income per share	$0.27	$0.08

Basic common shares outstanding	27,663,114	22,983,471

Diluted common shares outstanding	27,766,662	23,020,926

(1)	Includes stock-based compensation of $79,047 and $36,412 for the three months ended March 31, 2017 and 2016, respectively.
(2)	Includes stock-based compensation of $118,692 and $198,894 for the three months ended March 31, 2017 and 2016, respectively.

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Beasley Broadcast Group, 5/2/17	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	March 31, 2017	December 31, 2016
Cash and cash equivalents	$18,871	$20,325
Working capital	57,822	69,472
Total assets	638,161	661,670
Long term debt, net of current portion and unamortized debt issuance costs	226,848	247,692
Stockholders’ equity	$208,420	$202,492

Selected Statement of Cash Flows Data – Unaudited

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$6,146,698	$6,087,590
Net cash provided by (used in) investing activities	22,150,413	(656,073)
Net cash used in financing activities	(29,751,806)	(4,193,105)

Net increase (decrease) in cash and cash equivalents	$(1,454,695)	$1,238,412

Calculation of SOI – Unaudited

	Three Months Ended March 31,
	2017	2016
Net revenue	$53,740,551	$27,454,947
Station operating expenses	(43,949,594)	(19,986,291)

SOI	$9,790,957	$7,468,656

Reconciliation of Net Income to SOI - Unaudited

	Three Months Ended March 31,
	2017	2016
Net income	$7,486,496	$1,820,753
Corporate general and administrative expenses	3,230,097	2,500,957
Merger expenses	450,833	—
Other operating expenses	328,247	—
Depreciation and amortization	1,502,837	839,406
Loss on disposition	269,456	—
Gain on merger	(7,533,292)	—
Interest expense	4,827,339	988,524
Other income (expense), net	(356,198)	39,641
Income tax expense (benefit)	(414,858)	1,279,375

SOI	$9,790,957	$7,468,656

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Beasley Broadcast Group, 5/2/17	page 7

BEASLEY BROADCAST GROUP, INC.

Supplemental Pro-Forma* Data (Unaudited)

	Three Months Ended March 31,
	2017	2016
Reported net revenue	$53,740,551	$27,454,947
Acquired stations	—	30,207,597
Sold stations	(19,747)	(691,219)

Pro-forma net revenue	$53,720,804	$56,971,325

	Three Months Ended March 31,
	2017	2016
Reported station operating expenses	$43,949,594	$19,986,291
Acquired stations	—	27,289,117
Sold stations	(50,931)	(738,037)

Pro-forma station operating expenses	$43,898,663	$46,537,371

	Three Months Ended March 31,
	2017	2016
Pro-forma net revenue	$53,720,804	$56,971,325
Pro-forma station operating expenses	43,898,663	46,537,371

Pro-forma SOI	$9,822,141	$10,433,954

*	The 2017 and 2016 first quarter pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations, excluding the divested Greater Media Charlotte stations, as if the transaction had been completed January 1, 2016.

Reconciliation of Net Income to Pro-Forma SOI

	Three Months Ended March 31,
	2017	2016
Net income	$7,486,496	$1,820,753
Pro-forma net revenue adjustment	(19,747)	29,516,378
Pro-forma station operating expenses adjustment	50,931	(26,551,080)
Corporate general and administrative expenses	3,230,097	2,500,957
Merger expenses	450,833	—
Other operating expenses	328,247	—
Depreciation and amortization	1,502,837	839,406
Loss on disposition	269,456	—
Gain on merger	(7,533,292)	—
Interest expense	4,827,339	988,524
Other income (expense), net	(356,198)	39,641
Income tax expense (benefit)	(414,858)	1,279,375

Pro-forma SOI	$9,822,141	$10,433,954

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